Exhibit 99.1

HYCROFT PROVIDES FIRST QUARTER 2023 OPERATING AND FINANCIAL RESULTS

WINNEMUCCA, NV, May 1, 2023 - Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”), a gold and silver development company that owns the Hycroft Mine in the prolific mining region of Northern Nevada, announces operating and financial results for the quarter ended March 31, 2023. Today, the Company filed its Quarterly Report on Form 10-Q for the period ended March 31, 2023, which is available at www.sec.gov/edgar. See “Cautionary Note Regarding Forward Looking Statements” below.

2023 Corporate Highlights:

●	Safety: During the first three months of 2023, the Company reported no lost time accidents. The Hycroft Mine’s total recordable injury frequency rate (“TRIFR”) for the trailing twelve months was ZERO at March 31, 2023 and December 31, 2022. The mining industry TRIFR average for the period was 2.02.

●	Cash Position: The Company ended the first quarter of 2023 with $132 million of unrestricted cash, $34 million of restricted cash, and in compliance with debt covenants.

●	Technical: The Company, along with its third-party consultants, completed and filed the Hycroft Property Initial Assessment Technical Report Summary Humboldt and Pershing Counties, Nevada (“2023 Hycroft TRS”) with an effective date of March 27, 2023 for the Hycroft Mine. The 2023 Hycroft TRS included measured and indicated mineral resources of 10.6 million ounces of gold and 360.7 million ounces of silver (15.2 million gold equivalent ounces) and inferred mineral resources of 3.4 million ounces of gold and 96.1 million ounces of silver (4.6 million gold equivalent ounces), that are contained in oxide, transitional, and sulfide ores.

2022 Exploration Highlights:

●	The Company launched its 2022-2023 Exploration Drill Program in July 2022 constituting the largest exploration program at the Hycroft Mine in nearly a decade. Phase 1 of the drill program completed approximately 25,000 meters of reverse circulation (“RC”) drilling and 4,000 meters of core drilling in 2022. Details and highlights are available on the Company’s website.

●	The most recent 2022 core drill hole results received are reflected in Table 1 and highlighted results (shown in grams / metric ton “g/t”) include:

●	H22C-5680 (Vortex) returned 30 meters of 0.46 g/t gold and 377.53 g/t silver
■	Including 7meters of 0.29 g/t gold and 1,447.23 g/t silver

●	H22C-5729 (Camel) returned 174 meters of 0.59 g/t gold and 7.32 g/t silver
■	Including 26 meters of 0.78 g/t gold and 8.90 g/t silver
●	H22C-5726 (Camel) returned 130 meters of 0.46 g/t gold and 5.50 g/t silver
■	Including 45 meters of 0.60 g/t gold and 6.05 g/t silver
●	H22C-5726 (Camel) also returned 82 meters of 0.34 g/t gold and 3.21 g/t silver
●	H22C-5726 (Camel) also returned 77 meters of 0.51 g/t gold and 9.20 g/t silver
●	H22C-5694 (Central) returned 52 meters of 0.25 g/t gold and 83.20 g/t silver
■	Including 19 meters of 0.39 g/t gold and 171.34 g/t silver

Table 1

	FROM	TO	INTERVAL	GRADE
Hole ID	(meters)	(meters)	(meters)	Au (g/t)	Ag (g/t)
Vortex
H22C-5680	317.3	347.5	30.2	0.46	377.53
including	331.7	338.3	6.6	0.29	1,447.23
	369.4	411.2	41.8	0.35	8.00
	570.0	579.7	9.8	0.36	21.16

Camel
H22C-5729	45.1	218.8	173.7	0.59	7.32
including	110.6	136.6	25.9	0.78	8.90
	261.5	279.8	18.3	0.38	6.35
	346.9	363.6	16.7	0.43	4.07

H22C-5726	12.8	142.6	129.8	0.46	5.50
including	20.4	64.9	44.5	0.60	6.05
	171.6	253.6	82.0	0.34	3.21
	276.8	353.9	77.1	0.51	9.20

Central
H22C-5694	349.6	401.4	51.8	0.25	83.20
including	363.0	381.6	18.6	0.39	171.34

Brimstone
H22C-5738	117.0	123.4	6.5	0.41	48.44
	142.5	162.5	19.9	0.46	45.41

Alex Davidson, Vice President of Exploration, commented, “The initial results from core drilling completed during Phase 1 of the 2022-2023 Exploration Drill Program are coming back with equally exciting results as seen in the RC drilling results reported late in 2022 and earlier in 2023. Phase 1 of the 2022-2023 Exploration Drill Program core drilling was designed to help us better understand what controls mineralization within the deposit and improve continuity within the Vortex, Brimstone, and Camel zones of the known Hycroft Mine mineral resource. H22C- 5680, drilled in the high-grade silver Vortex zone, has three significant intercepts. The first intercept is 30 meters of 377 g/t silver including six meters of 1,447g/t silver, hosted in a strongly silicified hydrothermal breccia. Additionally, H22C-5729 and H22C-5726 returned results that are significantly thicker than previously modeled and converted previously modeled inferred and waste to measured and indicated mineral resource, improving project economics. H22C-5694 drilled in the Central zone returned silver results that were significantly better than the model.”

Diane R. Garrett, President and CEO commented: “Our safety-focused team delivered a fifth consecutive ZERO TRIFR quarter at Hycroft. I am extremely pleased with the exploration drill results received to date. Those results have demonstrated higher than modeled ore grades and better than modeled continuity within the orebody. During the first quarter of 2023, we completed the updated mineral resource estimate for the 2023 Hycroft TRS, analyzed and interpreted drill results from Phase 1 of the 2022-2023 Exploration Drill Program that will guide Phase 2 exploration drilling and advanced the metallurgical and variability test work necessary for designing a sulfide milling operation. We expect Phase 2 exploration drilling will deliver equally exciting results while our enthusiastic team continues to focus on completing the technical work necessary to advance the Hycroft Mine - a unique, world-class scale asset in a Tier 1 mining jurisdiction. I am increasingly confident that our exploration and technical work programs will deliver the results to unlock the value at Hycroft.”

About the Hycroft 2022-2023 Exploration Drill Program

The 2022 – 2023 Exploration Drill Program at the Hycroft Mine is a two-phase project comprising approximately 30,000 meters of RC drilling and approximately 7,500 meters of core drilling. Phase 2 drilling is anticipated to begin in the second quarter of 2023 and includes (i) drilling outside the current plan of operations for which permits are pending; and (ii) drilling prospective high-grade targets within the plan of operation that were refined based on assay results from Phase 1 drilling.

About Hycroft Mining Holding Corporation

Hycroft is a US-based, gold, and silver company developing the Hycroft Mine located in the world-class mining region of Northern Nevada.

FOR FURTHER INFORMATION contact info@hycroftmining.com or visit our website at www.hycroftmining.com.

Diane R. Garrett,

President & CEO

Cautionary Note Regarding Forward-Looking Statements.

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward- looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re-establish commercially feasible mining operations; (ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents. The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource. These risks may include the following and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the period ended March 31, 2023, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this news release. In addition, even if our results, performance, or achievements are consistent with the forward- looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.

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